Exhibit 8.1

Subsidiaries	Jurisdiction	Ownership Interest
China Mobile Games and Entertainment Group (HK) Limited	Hong Kong	100%
HYD Holding Limited	BVI	100%
Beauty Wave Limited	BVI	100%
China Wave Group Limited	BVI	100%
Uni-Force Development Limited	Hong Kong	100%
Huiyou Digital (Shenzhen) Ltd.	PRC	100%
Beijing Dongganlefeng Information Technology Co., Ltd.	PRC	100%
Beijing Longyuebaifu Information Technology Co., Ltd.	PRC	100%
Shenzhen Douwan Network Technology Co., Ltd.	PRC	100%
Shenzhen Yikechuanghui Technology Co., Ltd.	PRC	100%
Shenzhen Qilewuxian Software Development Co., Ltd.	PRC	100%
Shenzhen Douqu Software Co., Ltd	PRC	80%
OWX Group Limited	BVI	100%
OWX Development Limited	BVI	100%
OWX Hong Kong Limited	Hong Kong	100%
OWX (Beijing) Technology Co., Ltd.	PRC	100%
Shenzhen Zhongtuokechuang Technology Co., Ltd.	PRC	100%
3GUU Holdings Limited	BVI	100%
3GUU Mobile Entertainment Co. Limited	Hong Kong	100%
3GUU Mobile Entertainment Industrial Co., Ltd.	BVI	100%
Guangzhou Yitongtianxia Software Development Co., Ltd.	PRC	100%
C&V Limited	BVI	51%
C&V Hong Kong Limited	Hong Kong	51%
Shenzhen Leyuansuiyu Technology Development Co., Ltd.	PRC	60%
Shanghai Suiyue Technology Co., Ltd.	PRC	100%

Affiliated Entity Consolidated in our Financial Statements	Jurisdiction
Guangzhou Yingzheng Information Technology Co., Ltd.	PRC